Exhibit 3.4

 CERTIFICATE OF FORMATION

OF

SLM EDUCATION CREDIT FUNDING LLC

This Certificate of Formation is being executed by the undersigned for the purpose of forming a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

1.           The name of the limited liability company is SLM Education Credit Funding LLC.

2.	The address of the registered office of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

3.
The name and address of the registered agent of the limited liability company for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 22nd day of July, 2002.

/s/ Carol R. Rakatansky
Carol R. Rakatansky, Authorized Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 07/22/2002
020465893 - 3549967

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.           The name of the limited liability company is __________________________________

___________________SLM EDUCATION CREDIT FUNDING LLC____________________________________________.

2.           The Registered Office of the limited liability company in the State of Delaware is changed to  2711 Centerville Road, Suite 400_____________________________________

____________________(street), in the City of Wilmington_____________________, Zip Code  19808__________. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company_________________________________________________________.

By:      /s/ Deb Reeves
Authorized Person

Name:  Deb Reeves
              Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:21 PM 06/14/2013
FILED 04:09 PM 06/14/2013
SRV 130778943 - 3549967 FILE